Government Purchase Product Sales Contract

This contract is signed by and between Shenzhen Hengtaifeng Technology Co., Ltd. (“Seller”) and Shijiazhuang Housing Fund Center (“Buyer”) in accordance with No. HBTD-07031 bidding document, “Tendering and Bidding Letter” and Bidding Notice. The two parties hereto agree to undertake all obligations and commitments under the “Contract Law of People’s Republic of China”.

SECTION 1.

Goods: Name, Model No. and Quantities (See attachment 1)

SECTION 2. Price

Total price: RMB2,983,880

SECTION 3. Technology Requirements

1.	Technology specifications of the goods provided to buyer shall comply with that in bidding document and “Tendering and Bidding Letter”.
2.	For detailed technology specifications please see attachment 2.

SECTION 4. Time and place of delivery

1.	Time: within 25 days from taking effect of the Contract
2.	Place: Machine Room of Shijiazhuang Housing Fund Management Center
3.	Recipient: Shijiazhuang Housing Fund Management Center

SECTION 5. Inspection and accept of goods

1.	The Seller shall supply the goods with configurations in compliance with “Tendering and Bidding Letter”.
2.	Packaging of the goods shall be free from damage when delivery, technology specifications shall remains good condition.
3.	Accessories, instructions and warranty card shall be complete.
4.	After inspection and accept, the Buyer shall fill in the inspection and accept report, which will act as evidence for payment.
5.	The Buyer shall have the right to reject the goods if the seller breaches any above item.

SECTION 6. Payment Method

1.	25% of the total price or equals to 2,983,880 x 25% = RMB745,970 shall be paid by buyer within five working days from the date signed this contract;

2.	70% of the total price or equals to 2,983,880 x 70%% = RMB2,088,716 shall be paid by buyer within seven working days after installation and commissioning of the machines;
3.	Remained 5% or equals to 2,983,880 x 5% = RMB149,194 shall be paid by buyer after the good running of the machines for three months.

SECTION 7. Training and After-sales Services

1.	Technology training
1)	Seller agrees to provide training for three persons for buyer. In case that any personal changes happened in users, seller shall provide training for users for free.
2)	Training period: three days.
3)	All above training is conducted for free.
2.	Installation and Commissioning
Seller shall conduct on-site installation, commissioning and training for user within two working days after receiving the notice from user.
3.	Repair and Maintenance
Warranty period: three years from the date of inspection and accept the goods (including parts replacement and maintenance). The warranty period shall be not shorter than that of manufacturer.

SECTION 8. Obligations of each party

1.	Buyer shall provide relating technology consultancy, personal, facilities, electricity and waters for seller in consideration of on-time delivery.
2.	Buyer shall pay for the goods to seller in time in accordance with the contract.
3.	Seller shall supply the goods to buyer in time in accordance with the contract.
4.	Seller shall strengthen the management on personal to avoid of interfere ordinary working of buyer.
5.
Seller shall respect buyer’s working and resting schedule. During delivery (or construction) period, the seller shall not influence ordinary affairs of buyer, decrease pollution such as packaging wastes, noise, and clean the working site.

SECTION 9. Transfer of Contract

Seller is not allowed to transfer the whole or part of the contract to any third party, otherwise buyer has the right to reject payment.

SECTION 10. Breach of the Contract

1.	Two parties mutually agree that failure to implement the responsibilities of the contract is the breach of this contract and in the event of such breach, defaulting party shall pay for other party.

2.	In case that seller delays to supply the goods, seller shall pay for breach or buyer has the right to terminate the contract.
3.	If the seller overdue delivery, the seller shall pay for penalty to the buyer by 0.003% of the total outstanding price per day.
4.	If the buyer overdue payment without reasonable reason, the buyer shall pay for penalty to the seller by 0.003% of the total outstanding price per day.
5.	If the above penalty could not cover actual loss, the party with loss could ask for compensation from the other party which shall not exceed 10% of total price.
6.	If either party defaults by force majure, it will not bear default responsibility while force majure is in compliance with Contract Act of P.R.C.
7.
If seller delays delivery or fails to deliver due to force majeure, or if the buyer can not pay for the goods due to force majeure, under these conditions, the two parties shall not undertake breach item and settle through negotiations by two parties.

SECTION 11. Effectiveness of the Contract and others

1.	The contract will take effect after two parties sign and signature.
2.	The parties hereto agree that this contract shall be governed by “Contract Law of People’s Republic of China”.
3.	No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.
4.	The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding relating to this Contract shall be in Shijiazhuang Arbitration Commission.
5.	This Contract shall be prepared in sextuplicate, and each party keeps two copies, respectively. Purchase agent and government purchase regulating institution keep one copy, respectively.

Buyer: Shijiazhuang Housing Fund Center
Address: No.58, Heping West Road, Shijiazhuang
Trust Agent:
Tel: 0311-87823614
Date: May 28, 2007

Seller: Shenzhen Hengtaifeng Technology Co., Ltd.
Address: Room 605, Chuangwei Building A, No.1 Gaoxinnan Road, Science and Technology Park, Nanshan District, Shenzhen City
Trust Agent:
Tel: 0755-26743553
Date: May 28, 2007